As filed with the Securities and Exchange Commission on June 12, 2000

                                                  Registration No. 333-


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM S-3
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                               STRATESEC INCORPORATED
               (Exact name of registrant as specified in its charter)


       Delaware                                  7373                                  22-2817302
(State or other jurisdiction of    (Primary Standard Industrial                     (I.R.S. Employer
 incorporation or organization)      Classification Code Number)                     Identification Number)


                           105 Carpenter Drive, Suite C
                            Sterling, Virginia  20164
                                (703) 709-8686
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Wirt D. Walker, III
                   Chairman and Chief Executive Officer
                          Stratesec Incorporated
                       105 Carpenter Drive, Suite C
                         Sterling, Virginia  20164
                              (703) 709-8686
        (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                   Copies to:
                                 John F. Kearney
                             Dyer Ellis & Joseph PC
                           600 New Hampshire Ave., NW
                             Washington, D.C. 20037
                                 (202) 944-3000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
         If any securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box. [   ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [   ]
         If delivery of the  prospectus  is expected to be made pursuant to rule
434, please check the following box. [   ]


                                           CALCULATION OF REGISTRATION FEE
=============================== ===================== ===================== ===================== ==================

                                                        Proposed Maximum      Proposed Maximum
    Title of Each Class of          Amount To Be         Offering Price          Aggregate
 Securities To Be Registered         Registered        Per Share (1) (2)       Offering Price     Registration Fee
------------------------------- --------------------- --------------------- --------------------- ------------------
------------------------------- --------------------- --------------------- --------------------- ------------------

Common Stock...............           2,524,856       $      2.6875         $     6,785,550       $     1,792
=============================== ===================== ===================== ===================== ==================


(1) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(c).


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                    Subject to Completion, Dated June , 2000


PROSPECTUS
June   , 2000

                                   2,524,856 Shares

                                Stratesec Incorporated

                                     Common Stock

         The securities covered by this prospectus are being offered by selling stockholders.

         The selling stockholders will receive all of the net proceeds from the sale of these shares and will pay any underwriting discounts and selling commissions applicable to their sale.

         The shares are traded on the American Stock Exchange under the symbol "SFT."

See "Risk Factors" beginning on page 4 for certain information that should be considered in connection with an investment in the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission nor any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                   The date of this Prospectus is June , 2000.

                                                  TABLE OF CONTENTS

                                                           Page
THE COMPANY...................................................3
RISK FACTORS..................................................3
USE OF PROCEEDS...............................................6
SELLING SECURITY HOLDERS......................................6
PLAN OF DISTRIBUTION..........................................7
LEGAL MATTERS.................................................7
EXPERTS.......................................................7

                                THE COMPANY

General

         Stratesec Incorporated (which we refer to as "we," "us," or "Stratesec") is a single-source provider of comprehensive technology-based security solutions for medium and large commercial and government facilities in the United States and abroad. We offer a broad range of services, including:

o        consulting and planning;
o        engineering and design;
o        systems integration; and
o        maintenance and technical support.

         Because we offer this full range of capabilities we are able to provide our clients with any combination of these services or complete turnkey solutions for complex security projects. The solutions we provide include integrated security systems comprised of a command center managing one or more subsystems or components, primarily access control systems, intrusion detection systems, closed circuit television systems, critical condition monitoring systems and fire detection systems. We are not aware of any other company providing this comprehensive range of services on a national basis.

         We began operations in 1987 in association with a large privately held engineering firm. In 1992, we became independent from the engineering firm in conjunction with a capital infusion from a private investment group. Since 1992, we have devoted a substantial amount of resources and capital to enhancing our technical capability and services offerings, hiring and training key personnel and expanding our client base. In addition to our headquarters office in Sterling, Virginia, which is in the Washington, D.C. metropolitan area, we have regional offices in Atlanta and Dallas.

                                  RISK FACTORS

         Our common stock involves a high degree of risk. You should carefully consider the following risk factors relating to our business and our common stock.

We have a history of losses

         We have incurred net losses in each year since our inception. We reported net losses $4.1 million for 1997, $3.5 million for 1998, and $0.9 million for 1999. Although we reported net income for the three months ended March 31, 2000, we may not be able to maintain profitable operations in the future.

We will need additional capital to support future growth

         Although we believe that our current sources of capital are sufficient to sustain our current level of operations, an increase in our business would require additional working capital. While we are pursuing additional sources of financing, if we are not be able to obtain financing on acceptable terms our growth may be limited.

Our administrative and operational resources may not be sufficient to support our growth strategy

         Our growth strategy has put a strain on our administrative and operational resources. While we believe that we have established a significant infrastructure to support growth, our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified project managers, engineers and technicians. There can be no assurance that we will be able to do so. If we are unable to successfully manage our growth, our business, operating results and financial condition could be harmed.

A limited number of clients account for a significant portion of our revenue

         For the year ended December 31, 1999, our three largest clients, MCI WorldCom, Inc., Kodak and the U.S. Postal Service together accounted for 49% of our revenues. We anticipate that these three clients will continue to account for a significant portion of our revenues during 2000. The loss of any of our major clients could adversely affect our business, operating results and financial condition. Our future operating results will depend on our ability to develop future sales prospects and generate orders from new and existing clients.

Many of our contracts may be cancelled on short notice

         A majority of our contracts are subject to cancellation by our clients upon short notice. Our contracts with government entities are subject to modification or termination for the convenience of the government. Although these government contracts generally extend over several years, they are typically funded on an annual basis and may be terminated prior to completion because of lack of funding. Contracts with corporations also frequently permit the client to terminate our services for any reason, with limited notice. If any of our contracts were cancelled, we could lose a significant portion of our backlog with little warning.

Our business could expose us to professional liability

         In the event of a breach of a security system that we designed, installed, maintained, or engineered, we may be subject to a claim that we contributed to the damages resulting from the breach. While we maintain insurance covering this risk, our coverage may not be adequate to cover all the risks associated with our services. A large claim, even if covered by insurance, could harm us.

We face substantial competition

         The security industry is very competitive. We compete with security equipment manufacturers, systems integrators, consulting firms and engineering and design firms. Many of our competitors have greater name recognition and financial resources than we have. We may also face competition from potential new entrants into the security industry or increased competition from existing competitors that may attempt to develop the ability to offer the full range of services that we offer.

Our business involves lengthy sales cycles, which require us to commit substantial resources to proposals for projects that we may not be awarded

         When we market our services, we frequently must make a substantial commitment of resources to evaluate a potential project and prepare a proposal. In addition, client approval of proposals often involves a lengthy process due to our clients' internal procedures and capital expenditure approval processes. As a result, the sales cycle associated with our services is typically lengthy and subject to risks that are beyond our control, including the possibility that we will not be awarded projects due to clients' budgetary constraints and internal priorities or procedures.

Fluctuations in our quarterly results may cause our stock price to be volatile

         Our quarterly results have varied significantly in the past and will likely continue to do so in the future. These fluctuations may contribute to volatility in the market price for our common stock.

Our charter contains anti-takeover provisions that could make it difficult for someone to acquire our company at a premium or to remove management if we are not performing well

         Provisions of our certificate of incorporation and of Delaware law may make it difficult to change control of Stratesec and replace incumbent management. For example, our certificate of incorporation permits the Board of Directors, without stockholder approval, to issue additional shares of common stock or establish one or more classes or series of preferred stock having terms designated by the Board of Directors. Thus, an issuance of preferred stock may reduce the voting power of the holders of our common stock. In addition, we have adopted a stockholder rights plan that could further discourage attempts to acquire control of Stratesec.

Forward-Looking Statements

         We make forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus. These include statements that address activities, events, or developments that we expect, project, believe, or anticipate will or may occur in the future. Examples include matters having to do with existing or future contracts, our ability to fund our operations, business strategies, expansion and growth of operations and other similar matters. These statements are based on assumptions and analyses made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. These statements are subject to a number of assumptions, risks and uncertainties, including

o    general economic and business conditions,
o the business opportunities (or lack thereof) that may be presented to and pursued by us,
o our performance on our current contracts and our success in obtaining new contracts,
o our clients' internal decisions regarding purchasing security systems and services,
o    our ability to attract and retain qualified employees, and
o    other factors, many of which are beyond our control.

         You are cautioned that these forward-looking statements are not guarantees of future performance and that actual results or developments may differ significantly from those we project.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares sold by the selling stockholders.

                            SELLING SECURITY HOLDERS

         The following table includes the name of each selling stockholder, the number of shares of common stock owned by them prior to the offering, the number of shares offered, and the number of shares they will own, assuming they sell all shares covered by this prospectus.

                                                                                                 Shares to be
                                                                                                   Owned (by
                                                                                                   number and
                                                             Shares                                percentage
                                                              Owned            Shares             subsequent to
Name                                                      Prior to Offering    Offered              Offering
----                                                      -----------------    -------          ----------------
Cure for Scientific Equipment                                   66,667          66,667                    --
Adel & Anwar Mustafa T. AlGhanim                               266,667         266,667                    --
Binary for Computer Services                                    66,667          66,667                    --
Shka.Barah Salem Al Sabah                                       20,000          20,000                    --
Wirt D. Walker, III, and Sally W. Walker,
   Tenants in the entirety                                     405,785          80,785               325,000
Wendy M. Walker                                                 83,785          80,785                 3,000
William R. Walker                                                               80,785                    --
KuwAm Corporation                                              204,562         100,000                    --
Commander Aircraft Company                                     268,000         200,000                    --
International Fiber Systems                                     15,500          15,500                    --
FPP Emerging Hedge Fund I Ltd.                                 200,000         200,000                    --
Fidulex Management Inc.                                        100,000         100,000                    --
Amos Lu                                                        170,000         170,000                    --
Edward G. Rosenblum                                             70,000          70,000                    --
Patrick Oliver Kelly                                            10,000          10,000                    --
Richard D. Farland                                              67,000          67,000                    --
Robert van Roijen                                              100,000         100,000                    --
Manuchehr Riah                                                  50,000          50,000                    --
Arnaud de Borchgrave IRA                                        25,000          25,000                    --
Alexandra de Borchgrave Revocable Trust                         25,000          25,000                    --
N. Gene Criss                                                   10,000          10,000                    --
Harrison Augur                                                  20,000          20,000                    --

NetCom Solutions International                                 700,000         700,000                    --

Total                                                                        2,524,856


                              PLAN OF DISTRIBUTION

         The shares may be offered from time to time by the selling stockholders, or by their pledgees, donees, transferees or other successors in interest. They may be sold in transactions on the American Stock Exchange, the over-the-counter market, in private sales or negotiated transactions, through the writing of options on shares, or a combination of these methods. They may be offered at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may effect transactions to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and the purchasers of shares.

                                   LEGAL MATTERS

         Certain legal matters have been passed upon for Stratesec by Dyer Ellis & Joseph PC, Washington, D.C.


                                      EXPERTS

         Our financial statements as of December 31, 1999 and for the year ended December 31, 1999 incorporated by reference in this prospectus and the registration statement of which it is part have been audited by Keller Bruner & Co., LLP, independent public accountants, as indicated in their report, and are incorporated herein by reference in reliance upon the authority of that firm as experts in giving such reports. Our financial statements as of December 31, 1998 and for the two years ended December 31, 1998 incorporated by reference in this prospectus and the registration statement of which it is part have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report, and are incorporated by reference in reliance upon the authority of that firm as experts in giving such reports.

                    INCORPORATION OF INFORMATION BY REFERENCE

         Stratesec Incorporated files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

         The SEC allows us to "incorporate by reference" the information we file with them. This prospectus incorporates important business and financial information about Stratesec that is not included in or delivered with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

         The following documents we have previously filed with the SEC are incorporated in this Prospectus by reference:

1.   Our Annual Report on Form 10-K for the year ended December 31, 1999;

2.   Our  Quarterly  Report on Form 10-Q for the three  months  ended  March 31,
     2000;

3. The description of our Common Stock contained in the prospectus included in our registration statement on Form S-1 under the Securities Act (File No. 333-26439); and

4. Any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities covered by this registration statement are sold.

You may obtain a copy of these documents without charge, by writing or telephoning Stratesec at the following address: Stratesec Incorporated, 105 Carpenter Drive, Suite C, Sterling, Virginia 20164 (703) 709-8686.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth all expenses payable in connection with the registration of the Common Stock that is the subject of this Registration Statement, all of which shall be borne by Stratesec. All the amounts shown are estimates.
                                                       To Be Paid By
                                                        Registrant
                                                     -------------

SEC filing fee                                       $       1,792
Legal fees and expenses                                      7,500
Accounting fees and expenses                                11,000
Miscellaneous                                                1,000
                                                     -------------
    Total                                            $      21,292

Item 15.  Indemnification of Directors and Officers.

         Our Certificate of Incorporation and By-laws provide for indemnification of directors, officers, agents and employees of Stratesec to the fullest extent permitted by law. Section 145 of the General Corporation Law currently provides as follows:

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination:

                  (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or

                  (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or;

(3)      if there are no such directors, of such directors so direct, by independent legal counsel in a written opinion, or

                  (4)  by the stockholders.

                  (e) Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized to this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms or conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h)  For  purposes  of  this   section,   references  to  "the
         corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i)  For  purposes  of  this  section,  references  to  "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (k) The Court of  Chancery  is hereby  vested  with  exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Item 16.  Exhibits.

(a)  The following is a list of exhibits furnished:

5.1   Opinion of counsel as to legality of securities being registered.

23.1  Consent of counsel (contained in opinion of counsel filed as Exhibit 5.1).

23.2  Consent of Grant Thornton LLP

23.3  Consent of Keller Bruner & Co., LLP.

24.1  Power of Attorney (contained on Page II-4)

Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offereing range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b). If, in the aggregate, the changes in, volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sterling, Virginia on June 12, 2000.

                                  Stratesec Incorporated


                                  By:    /s/ WIRT D. WALKER, III
                                     ----------------------------------
                                      Wirt D. Walker, III
                                      Chief Executive Officer,
                                      Chairman of the Board and Director

                                 POWER OF ATTORNEY

         We, the undersigned officers and directors of Stratesec Incorporated, hereby severally constitute and appoint Michael Joseph and John F. Kearney, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                              TITLE                                         DATE

/s/ WIRT D. WALKER, III                     Chief Executive Officer,                             June 12, 2000
---------------------------
Wirt D.Walker, III                          Chairman of the Board and Director


/s/ BARRY WA. MCDANIEL                      President and Chief Operating Officer                June 12, 2000
----------------------
Barry W. McDaniel


/s/ ALBERT V. GRAVES                        Vice President Finance                               June 12, 2000
--------------------------
Albert V. Graves

/s/ MISHAL YOUSEF SOUD AL SABAH
Mishal Yousef Soud Al Sabah                 Director                                             June 12, 2000

/s/ EMMIT J. MCHENRY                        Director                                             June 12, 2000
-------------------------
Emmit J. McHenry

/s/ ROBERT B. SMITH, JR.                    Director                                             June 12, 2000
-------------------------
Robert B. Smith, Jr.

/s/ JAMES A. ABRAHAMSON                     Director                                             June 12, 2000
-----------------------
James A. Abrahamson

/s/ CHARLES W. ARCHER                       Director                                             June 12, 2000
-----------------------
Charles W. Archer